                                                                     Exhibit 3.1


                               DCB FINANCIAL CORP



AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF DCB FINANCIAL CORP

Pursuant to Sections 1701.01 et seq. of the Revised Code of Ohio, the following shall be the Articles of Incorporation for DCB Financial Corp:

FIRST:   The name of said Corporation shall be DCB Financial Corp

SECOND: The place in the State of Ohio where its principal office is to be located is Lewis Center, Delaware County.

THIRD:   The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Ohio Revised Code.

FOURTH: The number of shares (collectively the "Shares") that the Corporation is authorized to have outstanding is Nine Million Five Hundred Thousand (9,500,000), consisting of: (i) 7,500,000 common shares, no par value (the "Common Shares"); and (ii) 2,000,000 preferred shares, no par value (the "Preferred Shares"). The Shares shall have the following terms:

Common Shares:

The holders of the Common Shares are entitled at all times to one (1) vote for each Share and to such dividends as the Board of Directors (herein called the "Board") may in its discretion periodically declare, subject, however, to any voting and dividend rights of the holders of the Preferred Shares. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Shares pro rata in accordance with their respective Share holdings, subject, however, to the rights of the holders of the Preferred Shares then outstanding. The Common Shares are subject to all of the terms and provisions of the Preferred Shares as established by the Board in accordance with this Article FOURTH.

Preferred Shares:

The Board is hereby expressly authorized in its discretion to adopt amendments to the Articles to provide for the issuance of one (1) or more series of Preferred Shares; to establish periodically the number of Shares to be included in each such series; and to fix the designation, powers, preferences, voting rights, dividend rights and other rights of the Preferred Shares of each such series and any qualifications, limitations or restrictions thereof, to the fullest extent permitted by law. Preferred Shares redeemed or otherwise acquired by the Corporation shall become authorized but unissued Preferred Shares, shall be unclassified as to series, and may thereafter be reissued in the same manner as other authorized but unissued Preferred Shares.

FIFTH.   The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the Corporation, or of the Directors, or of all of the shareholders:

The Board of Directors is expressly authorized to set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created. Except as otherwise provided in these Articles, the Corporation is hereby authorized to purchase or redeem through action of the Board, without the approval of the holders of any Shares of any class and upon such terms and conditions as the Board determines: (1) Shares of any class or series issued by the Corporation, subject to the express terms of such Shares; (2) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert such security or obligation into Shares of any class or series authorized by these Articles; (3) any security or other obligation which may confer upon the holder thereof the right to purchase Shares of any class or series authorized by these Articles; and (4) Shares of any class or series issued by the Corporation if and when any holder of such Shares desires to (or, upon the happening of any event, is required to) sell such Shares.



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                               DCB FINANCIAL CORP

The Corporation may in its regulations confer powers upon its Board of Directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

Subject to Articles SIXTH and SEVENTH, any amendments to the Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

Any meeting of the shareholders or the Board of Directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the Corporation.



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                               DCB FINANCIAL CORP

  SIXTH:   FAIR PRICE AND SUPER VOTE REQUIREMENT

Definitions as used in this Article Sixth

(1) "Affiliate" or "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

(2)  A person shall be a "beneficial owner" of any Voting Stock:

     (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has by itself or with others (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(3)  "Business Combination" shall include:

     (i) any merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Shareholder, regardless of which person is the surviving entity;

     (ii) any sale, lease, exchange, mortgage, pledge, or other disposition (in one transaction or a series of transactions) from the Corporation or any of its subsidiaries to an Interested Shareholder, or from an Interested Shareholder to the Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value of twenty percent (20%) or more of the Corporation's total stockholders' equity;

     (iii) the issuance, sale or other transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or any subsidiary thereof to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation);

     (iv) the acquisition by the Corporation or any of its subsidiaries of any securities of an Interested Shareholder;

     (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder;

     (vi) any reclassification or recapitalization of securities of the Corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of an Interested Shareholder; or

     (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

(4) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder; any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is approved to succeed a Continuing Director by the Continuing Directors; any member of the Board of Directors who is appointed to fill a vacancy on the Board of Directors who is unaffiliated with the Interested Shareholder and is approved by the Continuing Directors.

(5)  "Fair Market Value" shall mean:



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                               DCB FINANCIAL CORP

     (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on a national securities exchange or in the over-the-counter market during the 30-day period immediately prior to the date in question, or if no such report or quotation is available, the fair market value as determined by the Continuing Directors; and

     (ii) in the case of other securities and of other property or consideration (other than cash), the Fair Market Value as determined by the Continuing Directors; provided, however, in the event the power and authority of the Continuing Directors ceases and terminates pursuant to Subdivision F of this Article SIXTH as a result of there being less than five Continuing Directors at any time, then (a) for purposes of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge, or other disposition of assets from the Corporation or any of its subsidiaries to an Interested Shareholder or from an Interested Shareholder to the Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination, and (b) for purposes of paragraph 1 of Subdivision D of this Article SIXTH, in determining the amount of consideration received or to be received per share by the Independent Shareholders in a Business Combination, there shall be excluded all consideration other than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof) for which there is a reported sales price or bid quotation, as the case may be, during the 30-day period immediately prior to the date in question.

(6) "Independent Shareholder" shall mean shareholders of the Corporation other than the Interested Shareholder engaged in or proposing the Business Combination.

(7) "Interested Shareholder" shall mean: (a) any person (other than the Corporation or any of its subsidiaries), and (b) the Affiliates and Associates of such person, who, or which together, are:

     (i) the beneficial owner, directly or indirectly, of 10% or more of the outstanding Voting Stock or were within the two-year period immediately prior to the date in question the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Voting Stock; or

     (ii) an assignee of or other person who has succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Notwithstanding the foregoing, no Trust Department, or designated fiduciary or other trustee of such Trust Department of the Corporation or a subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the outstanding Voting Stock shall be included or considered as an Interested Shareholder. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of it subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be included or considered as an Interested Shareholder.

(8) A "Person" shall mean an individual, partnership, trust, corporation, or other entity and includes any two or more of the foregoing acting in concert.

(9) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

     B. Supermajority Vote to Effect Business Combination. No Business Combination shall be effected or consummated unless:

          (1) Authorized and approved by the Continuing Directors and, if otherwise required by law to authorize or approve the transaction, the approval or authorization of shareholders of the Corporation, by the affirmative vote of the holders of such number of shares as is mandated by the Ohio Revised Code; or



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                               DCB FINANCIAL CORP

          (2) Authorized and approved by the affirmative vote of holders of not less than 80% of the outstanding Voting Stock voting together as a single class.

     The authorization and approval required by this Subdivision B is in addition to any authorization and approval required by Subdivision C of this Article SIXTH.

     C. Fair Price Required to Effect Business Combination. No Business Combination shall be effected or consummated unless:

          (1) All the conditions and requirements set forth in Subdivision D of this Article SIXTH have been satisfied; or

          (2)  Authorized and approved by the Continuing Directors; or

          (3) Authorized and approved by the affirmative vote of holders of not less than 66 2/3% of the outstanding Voting Stock held by all Independent Shareholders voting together as a single class.

         Any authorization and approval required by this Subdivision C is in addition to any authorization and approval required by Subdivision B of this Article SIXTH.

     D. Conditions and Requirements to Fair Price. All the following conditions and requirements must be satisfied in order for clause (1) of Subdivision C of this Article SIXTH to be applicable.

         (1) The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Shareholders in the Business Combination per share for each class or series of capital stock of the Corporation must not be less than the sum of:

              (i) the highest per share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments) paid by the Interested Shareholder in acquiring any shares of such class or series, respectively, and, in the case of Preferred Stock, if greater, the amount of the per share redemption price; and

              (ii) the amount, if any, by which interest on the per share price, calculated at the Treasury Bill Rate from time to time in effect, from the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated, exceeds the per share amount of cash dividends received by the Independent Shareholders during such period. The "Treasury Bill Rate" means for each calendar quarter, or part thereof, the interest rate of the last auction in the preceding calendar of 91-day United States Treasury Bills expressed as a bond equivalent yield.

     For purposes of this paragraph (1) per share amounts shall be appropriately adjusted for any recapitalization, reclassification, stock dividend, stock split, reserve split, or other similar transaction. Any Business Combination which does not result in the Independent Shareholders receiving consideration for or in respect of their shares of capital stock of the Corporation shall not be treated as complying with the requirements of this paragraph (1).

         (2) The form of the consideration to be received by the Independent Shareholders owning the Corporation's shares must be the same as was previously paid by the Interested Shareholder(s) for shares of the same class or series; provided, however, if the Interested Shareholder previously paid for shares of such class or series with different forms of consideration, the form of the consideration to be received by the Independent Shareholders owning shares of such class or series must be in the form as was previously paid by the Interested Shareholder in acquiring the largest number of shares of such class or series previously acquired by the Interested Shareholder, provided, further, in the event no shares of the same class or series had been previously acquired by the Interested Shareholder, the form of consideration must be cash. The provisions of this paragraph (2) are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of the Corporation's shares is otherwise entitled to receive


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                               DCB FINANCIAL CORP



          upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interested Shareholder, or otherwise.

          (3) From the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated, the following requirements must be complied with unless the Continuing Directors otherwise approve:

              (i) the Interested Shareholder has not received, directly or indirectly, the benefit (except proportionately as a shareholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries;

              (ii) there shall have been no failure to declare and pay in full, when and as due or scheduled, any dividends required to be paid on any class or series of the Corporation's shares;

              (iii) there shall have been (a) no reduction in the annual rate of dividends paid on Common Shares of the Corporation (except as necessary to reflect any split of such shares), and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding Common Shares; and

              (iv) there shall have been no amendment or other modification to any profit-sharing, employee stock ownership; employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries, the effect of which is to change in any manner the provisions governing the voting of any shares of capital stock of the Corporation in or covered by such plan.

         (4) A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the Business Combination to the holders of all outstanding Voting Stock. If deemed advisable by the Continuing Directors, the proxy or information statement shall contain a recommendation by the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and/or an opinion by an investment banking firm, selected by the Continuing Directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Shareholders.

     E. Other Applicable Voting Requirement. The affirmative votes or approvals required to be received from shareholders of the Corporation under Subdivisions B, C and H of this Article SIXTH are in addition to the vote of the holders of any class of shares of capital stock of the Corporation otherwise required by law, or by other provisions of these Articles of Incorporation, or by the express terms of the shares of such class. The affirmative votes or approvals required to be received from shareholders of the Corporation under Subdivisions B, C and H of this Article SIXTH shall apply even though no vote or a lesser percentage vote, may be required by law, or by other provisions of these Articles of Incorporation, or otherwise. Any authorization, approval or other action of the Continuing Directors under this Article SIXTH is in addition to any required authorization, approval or other action of the Board of Directors.

     F. Continuing Directors. All actions required or permitted to be taken by the Continuing Directors shall be taken with or without a meeting by the vote or written consent of two-thirds of the Continuing Directors, regardless of whether the Continuing Directors constitute a quorum of the members of the Board of Directors then in office. In the event that the number of Continuing Directors is at any time less than five, all power and authority of the Continuing Directors under this Article SIXTH shall thereupon cease and terminate, including, without limitation, the authority of the Continuing Directors to authorize and approve a Business Combination under Subdivisions B and C of this Article SIXTH and to approve a successor Continuing Director. Two-thirds of the Continuing Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purpose of this Article SIXTH, on the basis of information known to them:

          (1)  Whether any person is an Interested Shareholder;



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                               DCB FINANCIAL CORP


          (2)  Whether any person is an Affiliate or Associate of another;

          (3) Whether any person has an agreement, arrangement, or understanding with another or is acting in concert with another; and

          (4) The Fair Market Value of property, securities or other consideration (other than cash).

     The good faith determination of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article SIXTH.

     G. Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article SIXTH shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

     H. Repeal. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of these Articles of Incorporation), the provisions of this Article SIXTH may not be repealed, amended, supplemented or otherwise modified, unless:

          (1) The Continuing Directors (or, if there is no Interested Shareholder, a majority vote of the whole Board of Directors of the Corporation) recommend such repeal, amendment, supplement or modification and such repeal, amendment or modification is approved by the affirmative vote of the holders of not less than a simple majority of the outstanding Voting Stock; or

          (2) Such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of (a) not less than 80% of the outstanding Voting Stock voting together as a single class, and (b) not less than 66 2/3% of the outstanding Voting Stock held by all shareholders other than Interested Shareholders voting together as a single class.

     I. Further Considerations to Effect Business Combination. No Business Combination shall be effected or consummated unless, in addition to the consideration set forth in Subdivisions B, C, D and E of this Article SIXTH, the Board of Directors of the Corporation, including the Continuing Directors shall consider all of the following factors and any other factors which it (they) deem relevant:

         (1) The Social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

         (2) The business and financial conditions and earnings prospects of the Interested Shareholder, including, but not limited to, debt service and other existing or likely financial obligations of the Interested Shareholder, and the possible effect on other elements of the communities in which the Corporation and its subsidiaries operate or are located, and

         (3) The competence, experience and integrity of the Interested Shareholder and his (its) or their management.

SEVENTH: The Corporation shall not be subject to the provisions of Section 1701.831 of the Ohio Revised Code regarding "control share acquisitions" of shares of the Corporation. This Article SEVENTH shall not be repealed, amended, supplemented or otherwise modified unless such action is approved using the same voting procedures set forth in Article SIXTH, subparagraph H.

EIGHTH: Shareholders of the Corporation shall have no preemptive right to purchase shares when issued by the Corporation. No holder of any shares of any class shall have the right to vote cumulatively in the election of the Board of Directors.



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                               DCB FINANCIAL CORP


NINTH: The Corporation shall indemnify its present and past Directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Additionally, and subject to the limitations set forth below, the Corporation shall indemnify its present and past Directors for personal liability for monetary damages resulting from breach of their fiduciary duty as Directors. Notwithstanding the above, no indemnification for personal liability shall be provided for: (i) any breach of the Directors' duty of loyalty to the Corporation or its stockholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) illegal distribution of dividends; and (iv) any transaction from which the Director derived an improper personal benefit.



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